UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2020 (May 6, 2020)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation)
033-90866 (Commission File No.)		25-1615902 (I.R.S. Employer Identification No.)
30 Isabella Street Pittsburgh, Pennsylvania (Address of Principal Executive Offices)		15212 (Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, the Company and Rafael Santana, its President and CEO, signed a severance agreement.  The material terms of the agreement are substantially the same as the February 25, 2019 summary of employment terms by which Mr. Santana joined the Company following the GE Transportation merger, except that upon termination of Mr. Santana’s employment by the Company other than for “cause” (as defined) or by Mr. Santana for “good reason” (as defined) Mr. Santana will be entitled to severance benefits equal to 200% of the sum of his then-current annual base salary and target annual bonus amount, plus accrued compensation and continued medical benefits for two years.  In addition, the Company and Mr. Santana signed a change-in-control continuation agreement in substantially the form signed by other Company senior executives.

The above summaries are not complete descriptions of the documents and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed with or incorporated into this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Severance Agreement, dated May 6, 2020.
10.2
Form of Employment Continuation Agreement (incorporated herein by reference to Exhibit 10.12 to Wabtec’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ David L. DeNinno
David L. DeNinno
Executive Vice President, General Counsel and Secretary
Date: May 7, 2020